Calculation of Filing Fee Tables

Form S-4

(Form Type)

Huntington Ingalls Industries, Inc. (Issuer)

Alion Holding Corp. (Guarantor)

Alion Science and Technology Corporation (Guarantor)

Commonwealth Technology Innovation LLC (Guarantor)

Enlighten IT Consulting LLC (Guarantor)

Fleet Services Holding Corp. (Guarantor)

HII Defense and Federal Solutions, Inc. (Guarantor)

HII Energy Inc. (Guarantor)

HII Fleet Support Group LLC (Guarantor)

HII Mechanical Inc. (Guarantor)

HII Nuclear Inc. (Guarantor)

HII San Diego Shipyard Inc. (Guarantor)

HII Services Corporation (Guarantor)

HII TSD Holding Company (Guarantor)

HII Technical Solutions Corporation (Guarantor)

HII Unmanned Maritime Systems, Inc. (Guarantor)

Huntington Ingalls Engineering Services, Inc. (Guarantor)

Huntington Ingalls Incorporated (Guarantor)

Huntington Ingalls Industries Energy and Environmental Services, Inc. (Guarantor)

Huntington Ingalls Unmanned Maritime Systems, Inc. (Guarantor)

MacAulay-Brown, Inc. (Guarantor)

Newport News Nuclear Inc. (Guarantor)

Veritas Analytics, Inc. (Guarantor)

(Exact Name of Registrants as Specified in Their Charters)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	0.670% Senior Notes due 2023	Rule 457(f)	$600,000,000.00	100%	$600,000,000.00	92.70 per million	$55,620.00
	Debt	Guarantees of 0.670% Senior Notes due 2023	Rule 457(n)	—	—	—	—	—	(2)
	Debt	2.043% Senior Notes due 2028	Rule 457(f)	$400,000,000.00	100%	$400,000,000.00	92.70 per million	$37,080.00
	Debt	Guarantees of 2.043% Senior Notes due 2028	Rule 457(n)	—	—	—	—	—	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts					$1,000,000,000.00		$92,700.00
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$92,700.00

(1)	Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	No separate consideration will be received for the guarantees, and pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.